UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2011

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 789-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 28, 2011, Standard Pacific Corp. (the “Company”) entered into an unsecured, three-year revolving credit facility (the “Revolving Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and seven other lenders named therein. The Revolving Facility was arranged by J.P. Morgan Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners. The Revolving Facility provides for total lending commitments of $210 million (“Total Commitment”), all of which will be available for letters of credit. In addition, the Revolving Facility has an accordion feature under which the Company may increase the Total Commitment up to a maximum aggregate amount of $400 million, subject to certain conditions, including the availability of additional bank commitments. The Revolving Facility matures February 28, 2014. At closing, substantially all of the Company’s 100% owned homebuilding subsidiaries were guarantors of the Revolving Facility.

Borrowings under the Revolving Facility are unsecured but will be governed by, among other things, a borrowing base. The Revolving Facility contains representations, warranties and covenants that the Company considers usual and customary for an agreement of this type. The Revolving Facility also contains certain financial covenants, including a minimum tangible net worth requirement of $443 million (which amount is subject to increase over time based on subsequent earnings and proceeds from equity offerings), a net homebuilding leverage covenant that prohibits the leverage ratio (as defined therein) from initially exceeding 2.75 to 1.00 (maximum ratio decreases over time) and a land covenant which limits land not under development to an amount not to exceed tangible net worth. In addition, the Company is required to maintain an interest coverage ratio (EBITDA to interest expense, as defined therein) of initially at least 1.00 to 1.00 (minimum ratio increasing over time) or unrestricted cash in an amount equal to interest expense for the period consisting of the preceding four fiscal quarters.

The Revolving Facility also limits, among other things, the Company’s investments in joint ventures and the amount of the Company’s common stock that the Company can repurchase. These covenants, as well as the borrowing base provision, limit the amount the Company may borrow or keep outstanding under the Revolving Facility.

The foregoing description is qualified in its entirety by reference to the Revolving Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also issued a press release to announce its entry into the Revolving Facility. A copy of the press release, which was issued on March 1, 2011, is attached hereto as Exhibit 99.1

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of February 28, 2011, among Standard Pacific Corp., JPMorgan Chase Bank, N.A., and the several lenders named therein.

99.1	Press Release issued by Standard Pacific Corp. on March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2011

STANDARD PACIFIC CORP.

By:	/s/ John M. Stephens
John M. Stephens
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of February 28, 2011, among Standard Pacific Corp., JPMorgan Chase Bank, N.A., and the several lenders named therein.

99.1	Press Release issued by Standard Pacific Corp. on March 1, 2011